Exhibit 99.2

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL  60563
(630) 954-0400

FOR IMMEDIATE RELEASE:	September 9, 2014

General Employment Enterprises to Present at the
SeeThruEquity Fall Microcap Investor Conference

Naperville, IL, September 9, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "Company" or "General Employment"), a leader in connecting skilled professionals with career opportunities, today announced it will participate in the SeeThruEquity Fall Microcap Investor Conference in New York, New York on September 11, 2014.

Andrew Norstrud, Chief Executive Officer, will present at 10:30 a.m. in the Dakota Hub at the Convene Times Square conference center. Mr. Norstrud’s presentation will address the strategy and vision for the Company moving forward.

Mr. Norstrud commented, “For the past twelve months the Company has been focused on cleaning up the past and solidifying the foundation of the Company.  The presentation at SeeThruEquity will provide the forum and the opportunity to inform our long-term investors what has been happening with the Company and how we intend to lead General Employment into the future.”

SeeThruEquity Conferences occur roughly every two months and present a forum for company management teams to network and access professionals and investors in the industry who seek new ideas, opportunities and corporate relationships, according to SeeThruEquity. The regularly occurring conferences feature 30-minute presentations in addition to one-on-one meetings with investors.

More information on the event is available here.

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (813) 769-3580
Fax:      (630) 618-3774
E-mail: invest@genp.com

About General Employment

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company, through a network of branch offices located in 11 states, operates in two industry segments, providing professional staffing and light industrial staffing services.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.